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                                                                      EXHIBIT 15

The Board of Directors
CarrAmerica Realty Corporation

Ladies and Gentlemen:

Re: Registration Statements Nos. 333-22353, 333-53751, 333-50019, 333-18451,
333-04519, 333-80164, 333-89191, and 333-89193.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 25, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of that Act.

                                                             /s/KPMG LLP

Washington, D.C.
November 13, 2001